Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund
33-76461, 811-09297

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
           18,885,210
                    2,378
   Against
             1,498,936
                       360
   Abstain
                613,768
                       103
   Broker Non-Votes
             5,613,613
                    7,252
      Total
           26,611,527
                  10,093



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           18,987,736
                    2,405
   Against
             1,357,368
                       334
   Abstain
                652,810
                       102
   Broker Non-Votes
             5,613,613
                    7,252
      Total
           26,611,527
                  10,093

Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008988.